UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2012

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Insight Enterprises, Inc. (the "Company") has announced that Insight Direct USA, Inc. has appointed Steven W. Dodenhoff as President – U.S. effective October 1, 2012. Mr. Dodenhoff, age 49, joined the Company in January 2012 as Senior Vice President, Human Resources and Business Development, and, prior to that, Mr. Dodenhoff served as President of Enghouse Interactive, a unified communications software and solutions provider, from 2002 to December 2011. In total, he has more than twenty years of experience in executive, sales and operational management in the IT industry and holds a bachelor's degree in finance from the University of Colorado, Boulder. A copy of the press release pursuant to which the Company announced the appointment of Mr. Dodenhoff as President – U.S. is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On January 30, 2012, the Company and Mr. Dodenhoff entered into an employment agreement to secure his service as Senior Vice President, Human Resources and Business Development of the Company. A copy of Mr. Dodenhoff’s employment agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein. Except as described below, the terms of that agreement will not change with his appointment as President – U.S. The term of the employment agreement is for a period of one year, and the employment agreement automatically renews for successive one-year terms thereafter unless the Company or Mr. Dodenhoff gives written notice to the other party of its or his intent not to renew the agreement. Pursuant to the employment agreement, Mr. Dodenhoff is entitled to an annual base salary of $325,000, and, upon appointment as President – U.S., his base salary will increase to $375,000. Prorated for the remainder of 2012 and subject to attainment of objectives, Mr. Dodenhoff's target for the cash incentive plan will be $232,500. Also in connection with his appointment as President – U.S., Mr. Dodenhoff will be granted, under the Company's 2007 Omnibus Plan, Restricted Stock Units ("RSUs") having an aggregate value of the difference between a target award amount of $350,000 and the target award amount of $250,000 from the February 20, 2012 award, prorated for the remainder of 2012. As with the RSUs granted to Mr. Dodenhoff in February 2012, 60% will be performance-based and will vest ratably over three years and 40% will be service-based and will vest over a period of four years.

The employment agreement provides for certain severance benefits in the event of a termination of Mr. Dodenhoff's employment by the Company without Cause or by Mr. Dodenhoff for Good Reason (each as defined in the employment agreement). In the event of such a termination, Mr. Dodenhoff will be entitled to receive: (i) a lump sum cash payment equal to 100% of his then current base salary; (ii) a lump sum cash payment equal to 100% of the incentive compensation paid to him in the preceding year; (iii) a lump sum cash payment of a prorated portion of any current year incentive compensation; and (iv) a continuation of life, disability, accident and group health and dental insurance benefits for up to 12 months. In the event of a Change of Control (as defined in the employment agreement) and the termination of Mr. Dodenhoff’s employment without Cause or by Mr. Dodenhoff for Good Reason within 12 months following the Change of Control, Mr. Dodenhoff, in addition to the foregoing payments and benefits, will be fully vested in all equity awards.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement between Insight Enterprises, Inc. and Steven W. Dodenhoff, dated as of January 30, 2012 (incorporated by reference to Exhibit 10.16 of our annual report on Form 10-K for the year ended December 31, 2011).
99.1 Press release issued October 1, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

October 1, 2012	By:	Steven R. Andrews

Name: Steven R. Andrews
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued October 1, 2012.